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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                 EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE

                                                  Thirteen Weeks Ended           Twenty-six Weeks Ended
                                                  --------------------           ----------------------
                                                July 30,        July 31,        July 30,        July 31,
                                                  1995            1994            1995            1994
                                                  ----            ----            ----            ----
Net earnings (loss)                           $  (814,000)    $ 2,124,000     $(1,140,000)    $ 3,912,000

Average shares of common stock
outstanding during the period                  25,358,535      25,152,867      25,347,991      25,118,987

Incremental shares from assumed exercise
of stock options (primary)                          *             956,139           *             965,265
                                              -----------     -----------     -----------     -----------
                                               25,358,535      26,109,006      25,347,991      26,084,252

Primary earnings (loss) per share             $     (0.03)    $      0.08     $     (0.04)    $      0.15
                                              ===========     ===========     ===========     ===========

Average shares of common stock
outstanding during the period                  25,358,535      25,152,867      25,347,991      25,118,987

Incremental shares from assumed exercise
of stock options (fully diluted)                    *             959,124           *             998,379
                                              -----------     -----------     -----------     -----------
                                               25,358,535      26,111,991      25,347,991      26,117,366
                                              -----------     -----------     -----------     -----------


Fully diluted earnings (loss) per share       $     (0.03)    $      0.08     $     (0.04)    $      0.15
                                              ===========     ===========     ===========     ===========


Note: 1994 amounts are adjusted to reflect the 3-for-2 stock split in September 1994.

* Incremental shares from assumed exercise of stock options are antidilutive for primary and fully diluted loss per share, and therefore not presented.